UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2005

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 West Wacker Drive
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 696-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On December 9, 2005, Morningstar, Inc., an Illinois corporation (“Morningstar”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Roger G. Ibbotson, Jody L. Sindelar, The Timothy Ibbotson-Sindelar Spray Trust, and The Tyler Ibbotson-Sindelar Spray Trust (collectively, the “Sellers”) pursuant to which Morningstar has agreed to acquire from the Sellers all of the outstanding common stock of Ibbotson Associates, Inc., an Illinois corporation (“Ibbotson”).  Ibbotson owns all the outstanding units of limited liability company interest in Ibbotson Associate Advisors, LLC and 68% of the outstanding shares of Ibbotson Associates Japan Kabushiki Kaisha.

Pursuant to the terms of the Stock Purchase Agreement, Morningstar will pay $83 million in cash, a portion of which will be applied to cancel all outstanding options to purchase Ibbotson stock, and which is subject to adjustments for working capital and certain make-whole payments.  In addition, Morningstar anticipates realizing approximately $10 million in cash tax benefits related to payment for the cancellation of Ibbotson’s stock options.

The Stock Purchase Agreement contains customary representations, warranties, and covenants by Morningstar and the Sellers and is subject to customary closing conditions, including the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Act and receipt of requisite consents under Ibbotson contracts. Morningstar, on the one hand, and the Sellers, on the other hand, are obligated, subject to certain limitations, to indemnify the other under the Stock Purchase Agreement for breaches of representations and warranties, nonfulfillment, or breaches of covenants and for certain third- party claims.

Under the Stock Purchase Agreement, the Sellers agree to be bound by non-competition provisions for a period of 5 years after closing and no-solicitation provisions for a period of 2 years after closing.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01.       Regulation FD Disclosure.

On December 12, 2005, Morningstar issued a press release announcing the signing of the Stock Purchase Agreement, a copy of which is filed as Exhibit 99.1.

On December 12, 2005, Morningstar issued questions and answers and a fact sheet regarding the transactions contemplated by the Stock Purchase Agreement, copies of which are filed as Exhibits 99.2 and 99.3.

Item 9.01.       Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit No.	Description

2.1

Stock Purchase Agreement dated December 9, 2005 by and among Morningstar, Roger G. Ibbotson, Jody L. Sindelar, The Timothy Ibbotson-Sindelar Spray Trust, and The Tyler Ibbotson-Sindelar Spray Trust Company.

99.1	Press Release issued December 12, 2005.
99.2	Questions and Answers issued December 12, 2005.
99.3	Fact Sheet issued December 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 14, 2005	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Stock Purchase Agreement dated December 9, 2005 by and among Morningstar, Roger G. Ibbotson, Jody L. Sindelar, The Timothy Ibbotson-Sindelar Spray Trust, and The Tyler Ibbotson-Sindelar Spray Trust Company.

99.1	Press Release issued December 12, 2005.
99.2	Questions and Answers issued December 12, 2005.
99.3	Fact Sheet issued December 12, 2005.